Exhibit 4.1
SECOND AMENDMENT TO SECURED SUPER-PRIORITY DEBTOR-IN-
POSSESSION REVOLVING CREDIT AND GUARANTY AGREEMENT
          SECOND AMENDMENT TO SECURED SUPER-PRIORITY DEBTOR-IN-POSSESSION REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of April 26, 2006 (this “Amendment”), to that certain Secured Super-Priority Debtor-In-Possession Revolving Credit and Guaranty Agreement, dated as of February 11, 2005, as amended by that certain First Amendment to Secured Super-Priority Debtor-In-Possession Revolving Credit and Guaranty Agreement, dated as of December 23, 2005 (as amended, supplemented, or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Credit Agreement), among Kaiser Aluminum & Chemical Corporation, a Delaware corporation as a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (“Company”), Kaiser Aluminum Corporation, a Delaware corporation and a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (“Parent”) and each of their respective subsidiaries party thereto (the “Subsidiary Borrowers”, and together with Company and Parent, each a “Borrower” and collectively, “Borrowers”), certain of the direct or indirect subsidiaries of Borrowers party thereto (each a “Guarantor” and collectively, “Guarantors”), the Lenders party thereto and JPMorgan Chase Bank, National Association, as administrative agent for the Lenders (in such capacity, “Agent”).
W I T N E S S E T H:
          WHEREAS, Borrowers, Guarantors, the Lenders named therein and Agent have entered into the Credit Agreement;
          WHEREAS, Borrowers have asked Lenders to extend the Maturity Date of the Credit Agreement (i) initially, to May 17, 2006, and (ii) subsequently, to August 31, 2006; and
          WHEREAS, Lenders are willing to consent to both extensions of the Maturity Date of the Credit Agreement and grant such amendment to the Credit Agreement on the terms and subject to the conditions set forth herein;
          NOW, THEREFORE, in consideration of the premises and the agreements herein contained, Borrowers, Guarantor, Lenders, and Agent hereby agree as follows:
ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT
          Section 1.1 Immediately upon the occurrence of the First Effective Date (as defined in Article II below), the definition of “Maturity Date” in Section 1.01 to the Credit Agreement shall be amended and restated in its entirety as follows:
          “Maturity Date” shall mean May 17, 2006.
          Section 1.2 Immediately upon the occurrence of the Second Effective Date (as defined in Article II below), the definition of “Maturity Date” in Section 1.01 to the Credit Agreement shall be further amended and restated in its entirety as follows:
          “Maturity Date” shall mean August 31, 2006.

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ARTICLE II
CONDITIONS TO CLOSING
          Section 2.1 The first date on which each of the following conditions are satisfied shall be the “First Effective Date”:
               (a) Second Amendment. Agent shall have received a duly executed counterpart of this Amendment from each of the Borrowers, each of the Guarantors and each of the Lenders;
               (b) Second Amendment Fee Letter. Agent shall have received a duly executed counterpart of that certain Second Amendment Fee Letter, dated the date hereof, among Agent, Parent and Company;
               (c) Amendment No. 2 to Commitment Letter. Agent shall have received a duly executed counterpart of that certain Amendment No. 2 to Commitment Letter, dated the date hereof, among Agent, Parent, Company, J.P. Morgan Securities Inc. (“JPMSI”) and CIT Group/Business Credit, Inc. (“CIT”);
               (d) Amendment No. 1 to Amended and Restated Fee Letter. Agent shall have received a duly executed counterpart of that certain Amendment No. 1 to Amended and Restated Fee Letter, dated the date hereof, among Agent, Parent, Company and JPMSI; and
               (e) Extension Stipulation. Agent shall have received a certified copy of a stipulation executed by the Borrowers and Agent and approved by the Bankruptcy Court in substantially the form of Exhibit A attached hereto (the “Extension Stipulation”), which Extension Stipulation shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended in any respect.
          Section 2.2 The first date on which each of the conditions set forth in Section 2.1 and each of the following additional conditions are satisfied shall be the “Second Effective Date”:
               (a) Amendment No. 3 to Commitment Letter. Agent shall have received a duly executed counterpart of that certain Amendment No. 3 to Commitment Letter, dated the date hereof, among Agent, Parent, Company, JPMSI and CIT;
               (b) Amendment No. 2 to Amended and Restated Fee Letter. Agent shall have received a duly executed counterpart of that certain Amendment No. 2 to Amended and Restated Fee Letter, dated the date hereof, among Agent, Parent, Company and JPMSI; and
               (c) Extension Order. Agent shall have received a certified copy of a final, non-appealable order of the Bankruptcy Court approving this Amendment and the Amendment No. 2 to Amended and Restated Fee Letter referenced in Section 2.2(b), in substantially a form acceptable to the Agent in its sole discretion (the “Extension Order”), which Extension Order shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended in any respect.

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ARTICLE III
MISCELLANEOUS
          Section 3.1 Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of Agent or any Lender under the Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect except that, on and after the effectiveness of this Amendment, each reference to the Credit Agreement in the Loan Documents shall mean and be a reference to the Credit Agreement as amended by this Amendment. Nothing herein shall be deemed to entitle any Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents in similar or different circumstances. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.
          Section 3.2 No Representations by Lenders or Agent. Borrowers hereby acknowledge that they have not relied on any representation, written or oral, express or implied, by any Lender or Agent, other than those expressly contained herein, in entering into this Amendment.
          Section 3.3 Representations of Borrowers and Guarantors. Each Borrower and Guarantor represents and warrants to Agent and Lenders that, as of the date hereof, as of the First Effective Date and as of the Second Effective Date: (a) (i) it is duly organized and validly existing under the laws of the State of its organization and is duly qualified as a foreign organization and is in good standing in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect, and (ii) subject to the entry by the Bankruptcy Court of the Extension Stipulation or the Extension Order, as applicable, it has the requisite corporate power and authority to effect the transactions contemplated hereby, and by the other Loan Documents to which it is a party; (b) the execution, delivery and performance by it of this Amendment (i) is within its organizational powers, has been duly authorized by all necessary organizational action, and does not (A) contravene its charter or by-laws or other constituent documents, (B) violate any law or regulation, or any order or decree of any court or Governmental Authority applicable to it, (C) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust entered into after the applicable Filing Date or any material lease, agreement or other instrument entered into after the applicable Filing Date binding on it or any of its properties, or (D) result in or require the creation or imposition of any Lien upon any of its property other than the Liens granted pursuant to the Loan Documents, the Order, the Extension Stipulation or the Extension Order; and (ii) does not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority, other than the entry of the Extension Stipulation or the Extension Order, as applicable; (c) this Amendment has been duly executed and delivered by it; and (d) this Amendment is a legal, valid and binding obligation of such Borrower or Guarantor, enforceable against it in accordance with its terms and the Order. Each Borrower and Guarantor further represents and warrants to Agent and Lenders that, as of the date hereof, as of the First Effective Date and as of the Second Effective Date, and after giving effect to this Amendment, (a) the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof, as of the First Effective Date or as of the Second Effective Date, as applicable, with the same effect as though made on such date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such

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representations and warranties were true as of such earlier date and (b) no Default or Event of Default has occurred and is continuing.
          Section 3.4 Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders and Agent.
          Section 3.5 Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Amendment.
          Section 3.6 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          Section 3.7 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.
          Section 3.8 Governing Law. THIS AMENDMENT SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.
          Section 3.9 Costs and Expenses. Whether or not the transactions hereby contemplated shall be consummated, Borrowers shall pay all reasonable out-of-pocket expenses (including, without limitation, expenses incurred in connection with due diligence) of Agent associated with this Amendment, including the reasonable out-of-pocket fees and expenses of Agent’s counsel.
          Section 3.10 Ratification of Guaranties. Each Guarantor hereby consents to this Amendment and hereby confirms and agrees that notwithstanding the effectiveness of this Amendment, the guarantee made by such Guarantor pursuant to Section 9 of the Credit Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Amendment, each reference to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.
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          IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:

KAISER ALUMINUM CORPORATION

By:

	Name:	Daniel J. Rinkenberger
	Title:	Vice President and Treasurer

KAISER ALUMINUM & CHEMICAL CORPORATION

By:

	Name:	Daniel J. Rinkenberger
	Title:	Vice President and Treasurer

KAISER ALUMINIUM INTERNATIONAL, INC.

By:

	Name:	Daniel J. Rinkenberger
	Title:	Vice President and Treasurer

KAISER BELLWOOD CORPORATION

By:

	Name:	Daniel J. Rinkenberger
	Title:	Vice President and Treasurer

GUARANTORS:

KAISER ALUMINUM & CHEMICAL INVESTMENT, INC.

By:

	Name:	Daniel J. Rinkenberger
	Title:	Vice President and Treasurer

KAISER ALUMINUM PROPERTIES, INC.

By:

	Name:	Daniel J. Rinkenberger
	Title:	Vice President and Treasurer

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KAISER ALUMINUM TECHNICAL
SERVICES, INC.

By:

	Name:	Daniel J. Rinkenberger
	Title:	Vice President and Treasurer

ALWIS LEASING, LLC

By:

	Name:	Daniel J. Rinkenberger
	Title:	Vice President and Treasurer

KAISER CENTER, INC.

By:

	Name:	Daniel J. Rinkenberger
	Title:	Vice President and Treasurer

KAISER CENTER PROPERTIES

By:

	Name:	Daniel J. Rinkenberger
	Title:	Vice President and Treasurer

OXNARD FORGE DIE COMPANY, INC.

By:

	Name:	Daniel J. Rinkenberger
	Title:	Vice President and Treasurer

AKRON HOLDING CORPORATION

By:

	Name:	Daniel J. Rinkenberger
	Title:	Vice President and Treasurer

KAISER TEXAS MICROMILL HOLDINGS, LLC

By:

	Name:	Daniel J. Rinkenberger
	Title:	Vice President and Treasurer

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KAISER MICROMILL HOLDINGS, LLC

By:

	Name:	Daniel J. Rinkenberger
	Title:	Vice President and Treasurer

KAISER SIERRA MICROMILLS, LLC

By:

	Name:	Daniel J. Rinkenberger
	Title:	Vice President and Treasurer

KAISER TEXAS SIERRA MICROMILLS, LLC

By:

	Name:	Daniel J. Rinkenberger
	Title:	Vice President and Treasurer

KAE TRADING, INC.

By:

	Name:	Daniel J. Rinkenberger
	Title:	Vice President and Treasurer

KAISER EXPORT COMPANY

By:

	Name:	Daniel J. Rinkenberger
	Title:	Vice President and Treasurer

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JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
Individually and as Agent and Lender

By:

	Name:	Devin Mock
	Title:	Vice President

1717 Main Street, LL1
Dallas, TX 75201

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LENDER:

THE CIT GROUP/BUSINESS CREDIT, INC.

By:

Name:
Title:

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LENDER:

MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.

By:

Name:
Title:

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LENDER:

WACHOVIA BANK, NA

By:

Name:
Title:

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LENDER:

BANK OF AMERICA, N.A.

By:

Name:
Title:

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LENDER:

WELLS FARGO FOOTHILL, LLC

By:

Name:
Title:

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LENDER:

UBS AG, STAMFORD BRANCH

By:

Name:
Title:

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LENDER:

GMAC COMMERCIAL FINANCE LLC

By:

Name:
Title:

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EXHIBIT A
Extension Stipulation
(attached hereto)